                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   A NATIONAL BANKING ASSOCIATION                    36-0899825
                                                     (I.R.S. EMPLOYER
                                                     IDENTIFICATION NUMBER)

   1 BANK ONE PLAZA, CHICAGO, ILLINOIS               60670
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
           ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                          ============================

                              SUNTRUST BANKS, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

GEORGIA                                              58-1575053
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

303 PEACHTREE STREET, N.E.                           30308
ATLANTA, GEORGIA                                     (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               DEBT SECURITIES AND
                   GUARANTEES OF TRUST PREFERRED SECURITIES OF
                   SUNTRUST CAPITAL V AND SUNTRUST CAPITAL VI
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO
                  THE TRUSTEE:

                  (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                           POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.       A copy of the existing by-laws of the trustee.*

                  5.       Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.       Not Applicable.

                  9.       Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 7th day of November, 2001.

                      BANK ONE, NATIONAL ASSOCIATION,
                      TRUSTEE



                      By  /s/ Sandra L. Caruba
                          ------------------------------
                          Sandra L. Caruba
                          First Vice President


(*) Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                                                       EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                November 7, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen::

                In connection with the qualification of an indenture between SunTrust Banks, Inc. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  BANK ONE, NATIONAL ASSOCIATION



                                  By  /s/ Sandra L. Caruba
                                      ----------------------------
                                      Sandra L. Caruba
                                      First Vice President

                                                                       EXHIBIT 7


BANK ONE, NA
-----------------------------------------
Legal Title of Bank

CHICAGO
-----------------------------------------
City

IL                             60670
-----------------------------------------
State                         Zip Code

Transmitted to EDS as 0145123 on 08/14/01 at 09:51:53 CST

FDIC Certificate Number - 03618


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET

                                                                                   Dollar Amounts
                                                                                    in Thousands          RCFD    Bill/Mil/Thou
                                                                               -----------------------    ----    -------------
ASSETS
  1.  Cash and balances due from depository institutions (from Schedule RC-A):
      a.  Noninterest-bearing balances and currency and coin (1) ...............                          0081      10,110,003  1.a
      b.  Interest-bearing balances (2) ........................................                          0071       1,998,859  1.b

  2.  Securities:
      a.  Held-to-maturity securities (from Schedule RC-B column A) ............                          1754               0  2.a
      b.  Available-for-sale securities (from Schedule RC-B, column D) .........                          1773      23,932,421  2.b

  3.  Federal funds sold and securities purchased under agreement to resell ....                          1350      19,525,969  3

  4.  Loans and lease financing receivables (from Schedule RC-C):
      a.  Loans and leases held for sale .......................................                          5369          55,386  4.a
      b.  Loans and leases, net of unearned income .............................   B528     77,065,438                          4.b
      c.  LESS: Allowance for loan and lease losses ............................   3123      1,931,234                          4.c
      d.  Loans and leases, net of unearned income and allowance
            (item 4.b minus 4.c) ...............................................                          B529      75,134,204  4.d

  5.  Trading assets (from Schedule RC-D) ......................................                          3545       3,978,185  5

  6.  Premises and fixed assets (including capitalized leases) .................                          2145         748,205  6

  7.  Other real estate owned (from Schedule RC-M) .............................                          2150          11,079  7

  8.  Investments in unconsolidated subsidiaries and associated companies
        (from Schedule RC-M) ...................................................                          2130         401,512  8

  9.  Customers' liability to this bank on acceptances outstanding .............                          2155         275,403  9

 10.  Intangible assets ........................................................
      a.  Goodwill .............................................................                          3163         447,558  10.a
      b.  Other Intangible assets (from Schedule RC-M) .........................                          0426           3,844  10.b

 11.  Other assets (from Schedule RC-F) ........................................                          2160       5,670,527  11

 12.  Total assets (sum of items 1 through 11) .................................                          2170     142,293,155  12

-----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

BANK ONE, NA                                                       FFEC 031
Legal Title of Bank                                                    RC-2
Transmitted to EDS as 0145123 on 08/14/01 at 09:51:59 CST                12
FDIC Certificate Number - 03618

SCHEDULE RC -- CONTINUED

                                                                                                            Bil  Mil  Thou
                                                                                                            --------------
                                                                       Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from                                  RCON
        Schedule RC-E, part I) ..................................................................   2200     56,795,188    13.a
        (1) Noninterest-bearing(1) ................................    6631     20,269,584                                 13.a.1
        (2) Interest-bearing ......................................    6636     36,525,624                                 13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries and IBFs                                RCFN
        (from Schedule RC-E, part II) .............................                                 2200     33,279,360    13.b
        (1) Noninterest-bearing ...................................    6631        685,406                                 13.b.1
        (2) Interest-bearing ......................................    6636     32,593,954          RCFD                   13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase ..............................................................................   2800     9,121,123     14
15.  Trading liabilities (from Schedule RC-D) ...................................................   3548     3,365,890     15
16.  OTHER BORROWED MONEY (INCLUDES MORTGAGE INDEBTEDNESS AND
     OBLIGATIONS UNDER CAPITALIZED LEASES) (FROM SCHEDULE RC-M): ................................   3190    20,125,897     16
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding ..................................    2920       276,403     18
19.  Subordinated notes and debentures(2) ......................................................    3200     3,851,152     19
20.  Other liabilities (from Schedule RC-G) ....................................................    2930     6,982,395     20
21.  Total liabilities (sum of items 13 through 20) ............................................    2948   133,796,408     21
22.  MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES.............................................    3000         2,600     22
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus .............................................    3838             0     23
24.  Common stock ..............................................................................    3230       200,858     24
25.  Surplus (exclude all surplus related to preferred stock) ..................................    3839     5,493,189     25
26.  a. Retained earnings ......................................................................    3632     2,913,064     26.a
     b. ACCUMULATED OTHER COMPREHENSIVE INCOME(3) ..............................................    B530      (112,964)    26.b
27.  OTHER EQUITY CAPITAL COMPONENTS(4) ........................................................    A130             0     27
28.  Total equity capital (sum of items 23 through 27) .........................................    3210     8,494,147     28
29.  Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28) .....    3300   142,293,155     29

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.  Indicate in the box at the right the number of the statement below that best describes the
    most comprehensive level of auditing work performed for the bank by independent external        RCFD        Number
    auditors as of any date during 2000 ........................................................   6724            N/A     M.1


1 = Independent audit of the bank conducted in accordance                4 = Directors' examination of the bank conducted
    with generally accepted auditing standards by a certified                in accordance with generally accepted auditing
    public accounting firm which submits a report on the bank                standards by a certified public accounting firm
2 = Independent audit of the bank's parent holding company                   (may be required by state chartering authority)
    conducted in accordance with generally accepted auditing             5 = Directors' examination of the bank performed by
    standards by a certified public accounting firm which                    other external auditors (may be required by state
    submits a report on the consolidated holding company (but                chartering authority)
    not on the bank separately)                                          6 = Review of the bank's financial statements by
3 = ATTESTATION ON BANK MANAGEMENT'S ASSERTION ON THE                        external auditors
    EFFECTIVENESS OF THE BANK'S INTERNAL CONTROL OVER FINANCIAL          7 = Compilation of the bank's financial statements by
    REPORTING BY A CERTIFIED PUBLIC ACCOUNTING FIRM                          external auditors
                                                                         8 = Other audit procedures (excluding tax
                                                                             preparation work)
                                                                         9 = No external audit work


---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.